Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Under Rule 14a-12

RIVERVIEW BANCORP, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
N/A
(2)	Aggregate number of securities to which transactions applies:
N/A
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
N/A
(4)	Proposed maximum aggregate value of transaction:
N/A
(5)	Total fee paid:
N/A
[ ]	Fee paid previously with preliminary materials:
N/A
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:
N/A
(2)	Form, Schedule or Registration Statement No.:
N/A
(3)	Filing Party:
N/A
(4)	Date Filed:
N/A


June 20, 2006

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of Riverview Bancorp, Inc. ("Company"). The meeting will be held at the Riverview Center, 17205 S.E. Mill Plain Boulevard, Vancouver, Washington, on Wednesday, July 12, 2006 at 10:00 a.m., local time.

       The Notice of Annual Meeting of Stockholders and Proxy Statement appearing on the following pages describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company. Directors and officers of the Company, as well as a representative of Deloitte & Touche, LLP, the Company's independent auditors, will be present to respond to appropriate questions of stockholders.

       We would like to remind you of the investment presentation by our trust company, Riverview Asset Management Corp., starting at 9:30 a.m. prior to our Annual Meeting of Stockholders.

        It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

       We look forward to seeing you at the meeting.

Sincerely,

                                                                                                                  /s/Patrick Sheaffer

                                                                                                                   Patrick Sheaffer
                                                                                        Chairman and Chief Executive Officer

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.


 RIVERVIEW BANCORP, INC.
900 Washington Street
Suite 900
Vancouver, Washington 98660
(360) 693-6650

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On July 12, 2006

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders ("Meeting") of Riverview Bancorp, Inc. ("Company") will be held at the Riverview Center, 17205 S.E. Mill Plain Boulevard, Vancouver, Washington, on Wednesday, July 12, 2006, at 10:00 a.m., local time, for the following purposes:

1.	To elect two directors of the Company; and

2.	To consider and act upon such other matters as may properly come before the Meeting or any adjournments or postponements thereof.

            NOTE: The Board of Directors is not aware of any other business to come before the Meeting.

        Any action may be taken on the foregoing proposals at the Meeting on the date specified above or on any date or dates to which the Meeting may be adjourned or postponed. Stockholders of record at the close of business on May 16, 2006 are entitled to notice of and to vote at the Meeting and any adjournments or postponements thereof.

        You are requested to complete and sign the enclosed form of proxy, which is solicited by the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend the Meeting and vote in person.

                                                                                               BY ORDER OF THE BOARD OF DIRECTORS

                                                                        /s/Phyllis Kreibich

                                                                                                PHYLLIS KREIBICH
                                                                                                CORPORATE SECRETARY

Vancouver, Washington
June 20, 2006

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.


PROXY STATEMENT
OF
RIVERVIEW BANCORP, INC.
900 Washington Street
Suite 900
Vancouver, Washington 98660
(360) 693-6650

ANNUAL MEETING OF STOCKHOLDERS
JULY 12, 2006

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Riverview Bancorp, Inc. ("Company") to be used at the Annual Meeting of Stockholders of the Company ("Meeting"). The Company is the holding company for Riverview Community Bank ("Bank"). The Meeting will be held at the Riverview Center, 17205 S.E. Mill Plain Boulevard, Vancouver, Washington, on Wednesday, July 12, 2006, at 10:00 a.m., local time. This Proxy Statement and the enclosed proxy card are being first mailed to stockholders on or about June 20, 2006.

VOTING AND PROXY PROCEDURE

        Stockholders Entitled to Vote at Meeting. Stockholders of record at the close of business on May 16, 2006 ("Voting Record Date") are entitled to one vote for each share of common stock of the Company ("Common Stock") then held. At the close of business on the Voting Record Date, the Company had 5,778,686 shares of Common Stock issued and outstanding.

        As provided in the Company's Articles of Incorporation, record holders of Common Stock who beneficially own, either directly or indirectly, in excess of 10% of the Company's outstanding shares are not entitled to any vote in respect of the shares held in excess of the 10% limit.

        If you are a beneficial owner of Common Stock held by a broker, bank or other nominee (i.e., in "street name"), you will need proof of ownership to be admitted to the Meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Common Stock held in street name in person at the Meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

        Quorum Requirement. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. Abstentions and broker non-votes will be counted as shares present and entitled to vote at the Meeting for purposes of determining the existence of a quorum.

        Proxies; Proxy Revocation Procedures. The Board of Directors solicits proxies so that each stockholder has the opportunity to vote on the election of the director nominees and the proposals to be considered at the Meeting. When a proxy card is returned properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. Where a proxy card is properly signed and dated but no instructions are indicated, proxies will be voted FOR the nominees for directors set forth below. If a stockholder attends the Meeting, he or she may vote by ballot.

        Stockholders who execute proxies retain the right to revoke them at any time before they are voted. Proxies may be revoked by written notice delivered in person or mailed to the Corporate Secretary of the Company or by filing a later dated proxy before a vote being taken on a particular proposal at the Meeting. Attendance at the Meeting will not automatically revoke a proxy, but a stockholder in attendance may request a ballot and vote in person, thereby revoking a prior granted proxy.

        If your Common Stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker or bank may allow you to deliver your


voting instructions via the telephone or the Internet. Please see the instruction form that accompanies this proxy statement. If you wish to change your voting instructions after you have returned your voting instruction form to your broker or bank, you must contact your broker or bank.

        Participants in the Company ESOP. If a stockholder is a participant in the Company Employee Stock Ownership Plan ("ESOP"), the proxy card represents a voting instruction to the trustees of the ESOP as to the number of shares in the participant's plan account. Each participant in the ESOP may direct the trustees as to the manner in which shares of Common Stock allocated to the participant's plan account are to be voted. Unallocated shares of Common Stock held by the ESOP and allocated shares for which no voting instructions are received will be voted by the trustees in the same proportion as shares for which the trustees have received voting instructions. As of the close of business on the Voting Record Date, 280,463 shares have been allocated to participants' accounts. The trustees of the ESOP are Mr. Sheaffer and Mr. Wysaske. The deadline for returning your voting instructions to the trustees is July 5, 2006.

        Vote Required. The two directors to be elected at the Meeting will be elected by a plurality of the votes cast by stockholders present in person or by proxy and entitled to vote. Pursuant to the Company's Articles of Incorporation, stockholders are not permitted to cumulate their votes for the election of directors. With respect to the election of directors, votes may be cast for or withheld from one or more nominees. Votes that are withheld and broker non-votes will have no effect on the outcome of the election because the nominee receiving the greatest number of votes will be elected.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      Persons and groups who beneficially own in excess of 5% of the Common Stock are required to file certain reports with the Securities and Exchange Commission ("SEC"), and furnish a copy to the Company, disclosing such ownership pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"). Based on these reports, the following table sets forth, at the close of business on the Voting Record Date, certain information as to those persons who were beneficial owners of more than 5% of the outstanding shares of Common Stock. To the Company's knowledge, no other person or entity beneficially owned more than 5% of the Company's outstanding Common Stock at the close of business on the Voting Record Date.

        The following table also sets forth, at the close of business on the Voting Record Date, information as to the shares of Common Stock beneficially owned by (a) each director, (b) each executive officer named in the Summary Compensation Table found below ("Named Executive Officers") and (c) all directors and executive officers of the Company as a group.

	Number of Shares	Percent of Shares
Name	Beneficially Owned (1)	Outstanding

Beneficial Owners of More Than 5%

Riverview Community Bank	428,261 (2)	7.42%
Employee Stock Ownership Plan Trust
900 Washington Street, Suite 900
Vancouver, Washington 98660

Wellington Management Company, LLP (2)	537,682	9.31%
75 State Street
Boston, Massachusetts 02109

Dimensional Fund Advisors, Inc. (3)	298,961	5.18%
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401

(table continued on following page)


	Number of Shares	Percent of Shares
Name	Beneficially Owned (1)	Outstanding
Directors

Gary R. Douglass	28,152	*
Robert K. Leick	14,198	*
Paul L. Runyan	125,201	2.17
Edward R. Geiger	15,732	*
Michael D. Allen	21,549	*

Named Executive Officers

Patrick Sheaffer**	291,340	5.00
Ronald A. Wysaske**	112,803	1.94
John A. Karas	26,710	*
David Dahlstrom	22,607	*
Ronald L. Dobyns	11,903	*

All Executive Officers and Directors
as a Group (17 persons)	803,770	13.38%

*	Less than one percent of shares outstanding.
**	Mr. Sheaffer and Mr. Wysaske are also directors of the Company.
(1)

In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock over which he or she has voting and/or investment power and of which he or she has the right to acquire beneficial ownership within 60 days of the Voting Record Date. The table includes shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, and other forms of ownership, over which shares the persons named in the table may possess voting and/or investment power. The amounts shown include the following amounts of Common Stock which the following individuals have the right to acquire within 60 days of the Voting Record Date through the exercise of stock options granted pursuant to the Company's 1998 Stock Option Plan or 2003 Stock Option Plan: Mr. Douglass, 4,000 shares; Mr. Leick, 5,998 shares; Mr. Geiger, 13,998 shares; Mr. Allen, 14,000; Mr. Sheaffer, 49,227 shares; Mr. Wysaske, 37,671 shares; Mr. Karas, 20,500 shares; Mr. Dahlstrom, 14,400 shares; Mr. Dobyns, 6,000 shares; and all executive officers and directors of the Company as a group, 133,575 shares.

(2)	Based solely on an SEC Schedule 13G, dated February 14, 2006, that discloses shared voting power as to 390,430 shares, shared dispositive power as to 521,982 shares and an aggregate amount beneficially owned of 537,682 shares.
(3)	Based solely on an SEC Schedule 13G, dated February 1, 2006 that discloses beneficial ownership of 298,961 shares.


PROPOSAL I - ELECTION OF DIRECTORS

      The Company's Board of Directors consists of seven members. In accordance with the Company's Articles of Incorporation, the Board is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year. Two directors will be elected at the Meeting to serve for a term of three years, or until their respective successors have been elected and qualified.

        The nominees for election this year are Robert K. Leick and Gary R. Douglass, each of whom is a current member of the Board of Directors of the Company.

        It is intended that the proxies solicited by the Board of Directors will be voted for the election of the below named nominees. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the Board of Directors may adopt a resolution to amend the Bylaws and reduce the size of the Board. At this time the Board of Directors knows of no reason why any nominee might be unavailable to serve.

         The Board of Directors recommends a vote "FOR" the election of Messrs. Leick and Douglass.

        The following table sets forth certain information regarding the nominees for election at the Meeting and those directors continuing in office after the Meeting.

	Age as of	Year First Elected or	Term to
Name	March 31, 2006	Appointed Director (1)	Expire

BOARD NOMINEES

Robert K. Leick	70	1972	2009(2)
Gary R. Douglass	64	1994	2009(2)

DIRECTORS CONTINUING IN OFFICE

Paul L. Runyan	71	1979	2007
Ronald A. Wysaske	53	1985	2007
Michael D. Allen	64	2001	2007
Patrick Sheaffer	66	1979	2008
Edward R. Geiger	63	1999	2008

(1)	Includes service on the Board of Directors of the Bank.
(2)	Assuming the individual is re-elected.

        The present principal occupation and other business experience during the last five years of each nominee for election and each director continuing in office is set forth below:

        Robert K. Leick, an attorney in private practice, was a prosecuting attorney for Skamania County, Washington, from 1967 to 1994 and a municipal court judge from 1994 through 2005. He has served on the Port of Skamania County, Fort Vancouver Regional Library, Washington State Association of Prosecuting Attorneys (Past President), Skamania County Historical Society, Skamania County Chamber of Commerce and Skamania County E.D.C. He is currently serving on the Boards of Directors of Cascade Wood Components, Riverview Asset Management Corp. and Orchard Hills Country Club.

        Gary R. Douglass, is a retired certified public accountant. Prior to his retirement, he had been in private practice in Camas, Washington since 1978 and retired as a partner of Douglass, Paulson & Lessard, CPAs, PC in April 2004. He serves on the Board of Directors of Riverview Asset Management Corp. and is Chairman of the Management Committee of Orchard Hills Country Club.


        Paul L. Runyan was the owner and operator of Runyan's Jewelry Store in White Salmon, Washington from 1954 until his retirement in 2004. He is an active member of numerous civic and community organizations, including the White Salmon Elks, Order of the Eastern Star of the Grand Chapter of Washington and Masonic Lodge in Washougal and White Salmon. Mr. Runyan owns and operates the Mountain Brook Tree Farm near White Salmon.

        Ronald A. Wysaske joined the Bank in 1976. He became President and Chief Operating Officer of the Bank and the Company in February 2004. He has been a member of the Board of Directors of the Bank since 1985, and the Company since its inception in 1997. Prior to his appointment as President and Chief Operating Officer, he served as Executive Vice President, Treasurer and Chief Financial Officer of the Bank since 1981 and of the Company since its inception. He is responsible for the daily operations and the management of the Bank. Mr. Wysaske holds a B.A. and an M.B.A. from Washington State University, and is active in numerous professional, educational and civic organizations.

        Michael D. Allen is retired after a 40-year career in the banking industry. Mr. Allen began his career with Seattle First National Bank in 1964 and progressed through a number of management positions, including serving as Vice President and Credit Supervisor for Southwest Washington. From 1989 until 1998, Mr. Allen served as Executive Vice President of Northwest National Bank, responsible for commercial and retail banking operations. During that Bank's pending acquisition by US Bank, Mr. Allen served as President from 1998 until 1999. He is a past board member of the Southwest Washington Private Industry Council, Identity Clark County, the Vancouver Housing Authority and the Community Housing Resource Center.

        Patrick Sheaffer joined the Bank in 1965 and has served as Chief Executive Officer since 1976. He became Chairman of the Board in 1993. He has been Chairman of the Board and Chief Executive Officer of the Company since its inception in 1997. He is responsible for the daily operations and the management of the Company. Mr. Sheaffer is active in numerous professional and civic organizations.

        Edward R. Geiger is a business management and executive search consultant with over 35 years of experience. Prior to establishing his consulting firm, Mr. Geiger was Corporate Controller at Pacific Telecom, Inc. His prior experience also includes three other Fortune 500 companies, municipal government and the military. Mr. Geiger, an inactive certified public accountant, is an active volunteer currently serving on the boards of directors of several non-profit organizations.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

        The Boards of Directors of the Company and the Bank conduct their business through Board and committee meetings. During the fiscal year ended March 31, 2006, the Board of Directors of the Company held six regular meetings and the Board of Directors of the Bank held nine regular meetings. No director of the Company or the Bank attended fewer than 75% of the total meetings of the Boards and committees on which such person served during this period. A majority of the Board of Directors is comprised of independent directors, in accordance with the requirements for companies quoted on The Nasdaq Stock Market. The Board of Directors has determined that Messrs. Allen, Douglass, Geiger, Leick and Runyan are independent.

        Committees of the Company's Board. The Company's Board of Directors has a standing Audit Committee and Nominating Committee. There is no Executive Committee of the Company's Board of Directors, and the Personnel/Compensation Committee of the Bank serves as the Company's Compensation Committee.

        The Audit Committee consists of Directors Douglass (Chairman), Geiger and Allen and is responsible for developing and monitoring the audit program. It also has the sole authority to appoint or replace the Company's independent auditors. The Committee meets with the independent auditors to discuss the results of the annual audit and quarterly procedures. The members of the Committee also receive and review all the reports, findings and other information presented to them by the officers regarding financial reporting policies and practices. Each member of the Audit Committee is "independent," in accordance with the requirements for companies quoted on The Nasdaq Stock


Market. In addition, Mr. Douglass meets the definition of "audit committee financial expert," as defined by the SEC. The Audit Committee met eight times during the fiscal year ended March 31, 2006.

        The Nominating Committee consists of Directors Leick (Chairman), Douglass and Geiger and is responsible for selecting nominees for the election of directors and developing a list of nominees for Board vacancies. The Committee has a Charter which specifies its obligations. A copy of the Charter is available on the Company's website at www.riverviewbank.com. Each member of the Committee is "independent," in accordance with the requirements for companies quoted on The Nasdaq Stock Market. The Committee met once during the fiscal year ended March 31, 2006.

       The Nominating Committee met on March 15, 2006 to nominate directors for election at the Meeting. Only those nominations made by the Committee or properly presented by stockholders will be voted upon at the Meeting. In its deliberations for selecting candidates for nominees as director, the Nominating Committee considers the candidate's knowledge of the banking business and involvement in community, business and civic affairs, and also considers whether the candidate would provide for adequate representation of its market area. Any nominee for director made by the Committee must be highly qualified with regard to some or all these attributes. In searching for qualified director candidates to fill vacancies in the Board, the Committee solicits its current Board of Directors for names of potentially qualified candidates. Additionally, the Committee may request that members of the Board of Directors pursue their own business contacts for the names of potentially qualified candidates. The Committee would then consider the potential pool of director candidates, select the candidate the Committee believes best meets the then-current needs of the Board, and conduct a thorough investigation of the proposed candidate's background to ensure there is no past history that would cause the candidate not to be qualified to serve as a director of the Company. The Committee will consider director candidates recommended by the Company's stockholders. If a stockholder submits a proposed nominee, the Committee would consider the proposed nominee, along with any other proposed nominees recommended by members of the Company's Board of Directors, in the same manner in which the Committee would evaluate its nominees for director. For a description of the proper procedure for stockholder nominations, see "Stockholder Proposals and Nominations" in this proxy statement.

      Committees of the Bank's Board. The Bank's Board of Directors has standing Executive, Audit, Personnel/Compensation, Compliance and Senior Loan Committees, among others.

        The Executive Committee, which consists of Directors Sheaffer (Chairman), Douglass and Leick meets as necessary in between meetings of the full Board of Directors. The Executive Committee met 12 times during the fiscal year ended March 31, 2006.

        The Audit Committee consists of Directors Douglass (Chairman), Geiger and Allen and is responsible for developing and monitoring the audit program. The Committee meets with the independent auditors to discuss the results of the annual audit and quarterly procedures. The members of the Committee also receive and review all the reports, findings and other information presented to them by the officers regarding financial reporting policies and practices. The Audit Committee met eight times during the fiscal year ended March 31, 2006.

        The Personnel/Compensation Committee consists of Directors Geiger (Chairman), Douglass and Runyan. This Committee determines annual grade and salary levels for employees and establishes personnel policies. The Committee also serves as the Company's Compensation Committee, as the Company has no employees. Each member of the Personnel/Compensation Committee is "independent," in accordance with the requirements for companies quoted on The Nasdaq Stock Market. The Compensation Committee did not meet at the holding company level during the fiscal year ended March 31, 2006. The Bank's Personnel/Compensation Committee, however, met three times during the fiscal year ended March 31, 2006.

        The Compliance Committee consists of Directors Leick (Chairman), Douglass, Geiger, Runyan and Allen. This committee is responsible for directing and monitoring the internal audit and compliance programs. The Compliance Committee met three times during the fiscal year ended March 31, 2006.

        The Senior Loan Committee consists of Directors Sheaffer, Geiger and Allen, and is chaired by Executive Vice President David A. Dahlstrom, who does not vote on matters presented to the Committee. The Committee reviews and


approves all aggregate lending relationships from $3 million to the Bank's internal loan limit. The Senior Loan Committee met 35 times during the fiscal year ended March 31, 2006.

        The full Board of Directors of the Bank acts as the Nominating Committee to submit nominations for the annual election of directors. The full Board of Directors met once in its capacity as the Nominating Committee during the fiscal year ended March 31, 2006.

Board Policies Regarding Communications with the Board of Directors and Attendance at Annual Meetings

        The Board of Directors maintains a process for stockholders to communicate with the Board of Directors. Stockholders wishing to communicate with the Board of Directors should send any communication to the Corporate Secretary, Riverview Bancorp, Inc., 900 Washington Street, Suite 900, Vancouver, Washington 98660. Any communication must state the number of shares beneficially owned by the stockholder making the communication. The Corporate Secretary will forward such communication to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication or take appropriate legal action. The Company does not have a policy regarding Board member attendance at annual meetings of stockholders. All seven members of the Board of Directors attended the 2005 Annual Meeting of Stockholders.

Corporate Governance

        The Company and the Bank are committed to establishing and maintaining high standards of corporate governance. The Board of Directors is cognizant of its responsibility to comply with the provisions contained in the Sarbanes-Oxley Act of 2002, the rules and regulations of the SEC adopted thereunder, and the Nasdaq Stock Market with respect to corporate governance. The Board and its committees will continue to evaluate and improve the Company's and the Bank's corporate governance principles and policies as necessary and as required.

        Code of Ethics. On January 19, 2006, the Board of Directors reviewed and approved the Officer and Director Code of Ethics, that had originally been adopted December 17, 2003. The Code is applicable to each of the Company's directors and officers, including the principal executive officer and senior financial officers, and requires individuals to maintain the highest standards of professional conduct. A copy of the Code of Ethics is available on the Company's website at www.riverviewbank.com.

DIRECTORS' COMPENSATION

        Directors receive an annual retainer of $4,600 and a fee of $900 for each board meeting attended. Outside directors also receive $225 for each committee meeting attended. Director and committee fees totaled $118,925 for the year ended March 31, 2006.

        Directors may elect to defer their retainer and monthly fees until retirement with no income tax payable by the director until retirement benefits are received. This alternative is available through a non-qualified deferred compensation plan adopted by the Bank in December 1986, and subsequently amended. If the participant's directorship is terminated on or after the date he attains age 65 or five years of participation in the plan ("Normal Retirement Date"), the Company shall pay the participant or his designated beneficiaries in annual or monthly installments over a period of 120 months, an amount equal to the balance in the participant's account immediately before the date on which benefits commence, plus interest on the unpaid balance. Participants may also choose two optional forms of benefit payments: (i) a lump-sum payment within five years of the Normal Retirement Date; or (ii) an annuity over the life of the participant, or a joint survivor annuity over the lives of the participant and the participant's spouse. Benefits are also payable upon disability, early retirement, termination of service or death. The Company pays annual interest on assets under the plan based on a formula relating to gross revenues, which amounted to 6.04% for the calendar year ended December 31, 2005. The estimated liability under the plan is accrued as earned by the participant. At March 31, 2006, the Company's aggregate liability under the plan was $1.8 million.


        During the fiscal year ended March 31, 2006, non-employee Directors Leick, Douglass, Runyan, Allen and Geiger each received options to acquire 4,000 shares of the Company's Common Stock under the Company's 2003 Stock Option Plan. These options were granted based upon the director's past and current service and contributions to the success of the Company, and to provide an incentive for future service and contributions that improve the long-term performance of the Company. These options are 100% vested on the grant date. All of these options have an exercise price of $25.95 per share.

EXECUTIVE COMPENSATION

         Summary Compensation Table. The following information is furnished for the Chief Executive Officer of the Company and for the executive officers of the Company who received salary and incentive compensation in excess of $100,000 for the year ended March 31, 2006 ("Named Executive Officers"). No other executive officers of the Company or its subsidiaries received salary and bonus in excess of $100,000 during the year ended March 31, 2006.

				Long-term
		Annual		Compensation
		Compensation(1)		Awards
				Securities
				Underlying	All Other
Name and Position	Year	Salary ($)	Bonus ($)	Options(2)	Compensation($)(3)

Patrick Sheaffer	2006	$206,344	$ 75,391	8,000	$ 32,737
Chairman and	2005	192,319	78,854	--	26,795
Chief Executive Officer	2004	177,505	49,383	--	25,981

Ronald A. Wysaske	2006	188,740	60,075	8,000	25,317
President and	2005	161,519	51,504	--	22,101
Chief Operating Officer	2004	129,699	32,255	--	18,801

David Dahlstrom	2006	136,527	72,689	8,000	17,280
Executive Vice President and	2005	125,569	44,190	--	17,263
Chief Credit Officer	2004	112,094	35,245	--	9,867

John A. Karas	2006	141,524	85,072	8,000	24,179
Senior Vice President/Trust	2005	133,360	50,567	--	19,612
	2004	127,282	34,042	--	21,238

Ronald L. Dobyns	2006	113,688	20,913	4,000	17,485
Senior Vice President and	2005	97,378	8,517	--	10,918
Chief Financial Officer	2004	86,235	--	--	10,424

(1)	Does not include certain benefits, the aggregate amounts of which do not exceed 10% of total annual salary and bonus.
(2)	Reflects the number of options granted pursuant to the Riverview Bancorp, Inc. 2003 Stock Option Plan on March 15, 2006, the grant date. The options are 100% vested on the grant date.
(3)

Amounts for 2006 include: for Mr. Sheaffer, ESOP contribution of $16,682, employer 401(k) matching contribution of $8,655, and car lease $7,400; for Mr. Wysaske, ESOP contribution of $16,682 and employer 401(k) matching contribution of $8,636; for Mr. Dahlstrom, ESOP contribution of $15,514 and employer 401(k) matching contribution of $7,861; for Mr. Karas, ESOP contribution of $16,679 and employer 401(k) matching contribution of $7,500; for Mr. Dobyns, ESOP contribution of $12,309 and employer 401(k) matching contribution of $5,176.


        Option Grants in Last Fiscal Year. The following table sets forth information concerning the grant of stock options to the Corporation's Named Executive Officers during the year ended March 31, 2006.

Individual Grants
	Number of Securities Underlying Options	Percent of Total Options Granted to Employees in Fiscal			Potential Realizable Value
					at Assumed Annual Rates
			Exercise Price		of Stock Price Appreciation
				Expiration	for Option Term (2)
Name	Granted (1)	Year	(per share)	Date	5%	10%

Patrick Sheaffer	8,000	5.2%	$25.95	3/15/16	$ 130,560	$ 330,880
Ronald A. Wysaske	8,000	5.2	25.95	3/15/16	130,560	330,880
David Dahlstrom	8,000	5.2	25.95	3/15/16	130,560	330,880
John A. Karas	8,000	5.2	25.95	3/15/16	130,560	330,880
Ronald L. Dobyns	4,000	2.6	25.95	3/15/16	65,280	165,440

___________
(1)	The reported option grants are 100% vested at date of grant.
(2)

The dollar gains under these columns result from calculations required by the SEC's rules and are not intended to forecast future price appreciation of the Common Stock of the Company. It is important to note that options have value to the listed executive only if the stock price increases above the exercise price shown in the table during the effective option period. In order for the listed executive to realize the potential values set forth in the 5% and 10% columns in the table, the price per share of the Common Stock would be approximately $42.27 and $67.31, respectively, as of the expiration of the options.

        Option Exercise/Value Table. The following information with respect to options exercised during the fiscal year ended March 31, 2006, and remaining unexercised options at the end of the fiscal year, is presented for the Named Executive Officers.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options
	Shares Acquired on	Value	Options at Fiscal Year End		at Fiscal Year End ($)(1)
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Patrick Sheaffer	--	$ --	49,227	--	$509,499	$ --
Ronald A. Wysaske	--	--	37,671	--	368,466	--
David Dahlstrom	--	--	16,000	2,000	106,000	24,880
John A. Karas	7,500	67,058	20,500	--	176,949	--
Ronald L. Dobyns	3,000	21,752	6,000	--	27,640	--
___________
(1)

Value of unexercised in-the-money options equals market value of shares covered by in-the-money options on March 31, 2006, less the option exercise price. Options are in-the-money if the market value of the shares covered by the options is greater than the option exercise price.

        Employment Agreements. The Company and the Bank (collectively, the "Employers") have entered into three-year employment agreements ("Employment Agreements") with Messrs. Sheaffer and Wysaske (individually, the "Executive").

       Under the Employment Agreements, the current salary levels for Messrs. Sheaffer and Wysaske are $206,344 and $188,740, respectively, which amounts are paid by the Bank and may be increased at the discretion of the Board of Directors of the Bank or an authorized committee of the Board. On each anniversary of the commencement date of the Employment Agreements, the term of each agreement may be extended for an additional year at the discretion of the Board. The agreement is terminable by the Employers at any time, by the Executive if the Executive is assigned duties inconsistent with his initial position, duties, responsibilities and status, or upon the occurrence of certain events specified by federal regulations. In the event that an Executive's employment is terminated without cause or upon the Executive's voluntary


termination following the occurrence of an event described in the preceding sentence, the Bank would be required to honor the terms of the agreement through the expiration of the current term, including payment of current cash compensation and continuation of employee benefits.

       The Employment Agreements also provide for severance payments and other benefits in the event of an involuntary termination of employment in connection with any change in control of the Employers. Severance payments also will be provided on a similar basis in connection with a voluntary termination of employment where, subsequent to a change in control, an Executive is assigned duties inconsistent with his position, duties, responsibilities and status immediately prior to such change in control. The term "change in control" is defined in the agreement as having occurred when, among other things, (a) a person other than the Company purchases shares of Common Stock pursuant to a tender or exchange offer for such shares, (b) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities, (c) the membership of the Board of Directors changes as the result of a contested election, or (d) stockholders of the Company approve a merger, consolidation, sale or disposition of all or substantially all of the Company's assets, or a plan of partial or complete liquidation.

       The maximum value of the severance benefits under the Employment Agreements is 2.99 times the Executive's average annual compensation during the five-year period preceding the effective date of the change in control (the "base amount"). The Employment Agreements provide that the value of the maximum benefit may be distributed, at the Executive's election, (i) in the form of a lump sum cash payment equal to 2.99 times the Executive's base amount or (ii) a combination of a cash payment and continued coverage under the Employers' health, life and disability programs for a 36-month period following the change in control, the total value of which does not exceed 2.99 times the Executive's base amount. Assuming that a change in control had occurred at March 31, 2006 and that each Executive elected to receive a lump sum cash payment, Messrs. Sheaffer and Wysaske would be entitled to payments of approximately $708,000 and $540,000, respectively. Section 280G of the Internal Revenue Code of 1986, as amended, provides that severance payments that equal or exceed three times the individual's base amount are deemed to be "excess parachute payments" if they are contingent upon a change in control. Individuals receiving excess parachute payments are subject to a 20% excise tax on the amount of such excess payments, and the Employers would not be entitled to deduct the amount of such excess payments.

       The Employment Agreements restrict each Executive's right to compete against the Employers for a period of one year from the date of termination of the agreement if an Executive voluntarily terminates employment, except in the event of a change in control.

       Severance Agreements. The Employers have entered into three-year severance agreements with Messrs. Dahlstrom, Karas and Dobyns. The severance agreements provide for severance payments and continuation of other employee benefits in the event of involuntary termination of employment in connection with any change in control of the Employers in the same manner as provided for in the Employment Agreements. Severance payments and benefits are also provided on a similar basis in connection with a voluntary termination of employment where, subsequent to a change in control, an officer is assigned duties inconsistent with his position, duties, responsibilities and status immediately prior to such change in control.

       The term "change in control" is defined in the same manner as in the Employee Agreements described above.

       Assuming that a change in control had occurred at March 31, 2006, and excluding any other benefits due under the severance agreements, the aggregate value of the severance benefits payable to Messrs. Dahlstrom, Karas and Dobyns would have been approximately $444,000, $559,000 and $295,000, respectively.

AUDIT COMMITTEE MATTERS

        Audit Committee Charter. The Audit Committee operates pursuant to a Charter approved by the Company's Board of Directors. In April 2004, the Board of Directors adopted a revised Audit Committee Charter to reflect the new responsibilities imposed by the Sarbanes-Oxley Act of 2002, a copy of which was attached to the annual meeting proxy


statement dated June 4, 2004. The Charter sets out the responsibilities, authority and specific duties of the Audit Committee. The Charter specifies, among other things, the structure and membership requirements of the Audit Committee, as well as the relationship of the Audit Committee to the independent auditors, the internal audit department, and management of the Company. The Audit Committee reports to the Board of Directors and is responsible for overseeing and monitoring financial accounting and reporting, the system of internal controls established by management and the audit process of the Company.

        Report of the Audit Committee. The Audit Committee reports as follows with respect to the Company's audited financial statement for the year ended March 31, 2006:

  The Audit Committee has completed its review and discussion of the Company's 2006 audited financial statements with management;

  The Audit Committee has discussed with the independent auditors, Deloitte & Touche, LLP, the matters required to be discussed by Statement on Auditing Standards ("SAS") No. 61, Communication with Audit Committees, as amended by SAS No. 90, Audit Committee Communications, including matters related to the conduct of the audit of the Company's financial statements;

  The Audit Committee has received written disclosures, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee, indicating all relationships, if any, between the independent auditor and its related entities and the Company and its related entities which, in the auditors' professional judgment, reasonably may be thought to bear on the auditors' independence, and the letter from the independent auditors confirming that, in its professional judgment, it is independent from the Company and its related entities, and has discussed with the auditors the auditors' independence from the Company; and

  The Audit Committee has, based on its review and discussions with management of the Company's 2006 audited financial statements and discussions with the independent auditors, recommended to the Board of Directors that the Company's audited financial statements for the year ended March 31, 2006 be included in the Company's Annual Report on Form 10-K.

                                                                                        Audit Committee:
                                                                                        Gary R. Douglass, Chairman
                                                                                        Edward R. Geiger
                                                                                        Michael D. Allen

COMPENSATION COMMITTEE MATTERS

        Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of the Compensation Committee and Performance Graph shall not be incorporated by reference into any such filings.

        Report of the Compensation Committee. Under rules established by the SEC, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer and other executive officers. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to the fundamental executive compensation decisions affecting those individuals. The Personnel/Compensation Committee of the Bank also serves as the Company's Compensation Committee, as the Company has no employees. The Compensation Committee is responsible for establishing and monitoring compensation policies of the Company and the Bank, and for evaluating performance and setting salaries.


        General. The Compensation Committee's duties are to recommend and administer policies that govern executive compensation. The Committee evaluates individual executive performance, compensation policies and salaries. The Committee is responsible for evaluating the performance of the Chief Executive Officer of the Company and the Bank while the Chief Executive Officer of the Company and the Bank evaluates the performance of other senior officers of the Bank and makes recommendations to the Committee regarding compensation levels.

        Compensation Policies. The executive compensation policies of the Bank are designed to establish an appropriate relationship between executive pay and the Company's and Bank's annual performance, to reflect the attainment of short- and long-term financial performance goals and to enhance the ability of the Company and the Bank to attract and retain qualified executive officers. The principles underlying the executive compensation policies include the following:

  To attract and retain key executives who are vital to the long-term success of the Company and the Bank and are of the highest caliber;

  To provide levels of compensation competitive with those offered throughout the financial industry and consistent with the Company's and the Bank's level of performance;

  To motivate executives to enhance long-term stockholder value by building their equity interest in the Company; and

  To integrate the compensation program with the Company's and the Bank's annual and long-term strategic planning and performance measurement processes.

       The Committee considers a variety of subjective and objective factors in determining the compensation package for individual executives, including: (1) the performance of the Company and the Bank as a whole with emphasis on annual performance factors and long-term objectives; (2) the responsibilities assigned to each executive; and (3) the performance of each executive of assigned responsibilities as measured by the progress of the Company and the Bank during the year.

        Base Salary. The Bank's current compensation plan involves a combination of salary, salary-at-risk cash bonuses to reward short-term performance, and deferred compensation. The salary levels of executive officers are designed to be competitive within the banking and financial services industries. In setting competitive salary levels, the Compensation Committee continually evaluates current salary levels by surveying similar institutions in Washington State, the Pacific Northwest and the United States. The Compensation Committee's peer group analysis focuses on asset size, nature of ownership, type of operation and other common factors. Specifically, the Compensation Committee annually reviews the Washington State Financial Industry Survey and Portland Cross Area Industry Survey prepared by Milliman Consultants and Actuaries covering 110 Washington financial organizations, and the America's Community Banker's Survey of Salaries which covers over 300 financial institutions nationwide.

        Salary-at-Risk Bonus Program. A short-term incentive salary-at-risk bonus plan is in effect for the senior officers of the Bank which is designed to compensate for performance. The plan is designed to provide for bonuses of up to 50% of salary for the Chief Executive Officer, 45% of salary for the Chief Operating Officer, 35% to 40% of salary for the Executive Vice Presidents, and up to 35% of salary for the Senior Vice Presidents, Vice Presidents, and certain other officers. In limited circumstances, salary-at-risk bonuses may be payable at higher levels based on exceptional performance in excess of established targets. The salary-at-risk performance bonus is based primarily on quantifiable data such as return on equity, deposit totals, loan production, and levels of operating expenses compared to revenues. Subjective evaluation of performance is limited.

        Deferred Compensation. Executive officers at the level of senior vice president and above may elect to defer up to 10% of salary and bonus until retirement, with no income tax payable by the executive officers until retirement benefits are received. This alternative is available through a non-qualified deferred compensation plan adopted by the Bank in December 1986, and subsequently amended.

        Long Term Incentive Compensation. In connection with the Company's reorganization into the holding company structure, the Board of Directors adopted the 1998 Stock Option Plan and the 1998 Management Development and


Recognition Plan for executive officers, employees, and non-employee directors of the Company. These plans were approved by the stockholders of the Company in 1998. The Board of Directors also adopted the 2003 Stock Option Plan, which was approved by stockholders at the 2003 annual meeting of stockholders. Under the plans, non-employee directors, executive officers and other employees may receive grants and awards. The Company believes that stock ownership by the Company's and the Bank's executives is a significant factor in aligning the interests of the executives with those of stockholders. Stock options and awards under such plans were allocated based upon regulatory practices and policies, and the practices of other publicly traded financial institutions as verified by external surveys and were based upon the executive officers' level of responsibility and contributions to the Company and the Bank.

        Compensation of the Chief Executive Officer. During the fiscal year ended March 31, 2006, the base salary of Mr. Sheaffer was $206,344. In addition, he received a salary-at-risk performance bonus of $75,391 and was credited with $32,737 in other compensation (comprised of ESOP contribution of $16,682, employer 401(k) contribution of $8,655 and car lease of $7,400) as set forth in the preceding Summary Compensation Table. This resulted in total compensation of $314,472, which represents a 5.5% increase from the previous year. Mr. Sheaffer's salary-at-risk performance bonus reflected the attainment of the specific performance criteria consisting of profitability, efficiency, revenues generated from non-interest income sources and an aggregate performance index for all senior executives for the fiscal year established by the Board in the Company's salary-at-risk performance bonus plan. The Committee believes that Mr. Sheaffer's compensation is appropriate based on the Company's overall compensation policy, on the basis of the Committee's consideration of peer group data, and the financial performance of the Company during the fiscal year. Mr. Sheaffer did not participate in the Committee's consideration of his compensation level for the fiscal year.

                                                                               Compensation Committee of the Board of Directors:
                                                                               Paul L. Runyan, Chairman
                                                                               Gary R. Douglass
                                                                               Michael D. Allen

        Compensation Committee Interlocks and Insider Participation. No members of the Compensation Committee were officers or employees of the Company or any of its subsidiaries during the year ended March 31, 2006, were formerly Company officers or had any relationships otherwise requiring disclosure.


        Performance Graph. The following graph compares the cumulative total stockholder return on the Company's Common Stock with the cumulative total return on the S&P 500 (U.S. Stock) Index and the Nasdaq Bank Index. Total return assumes the reinvestment of all dividends and that the value of the Company's Common Stock and each index was $100 on March 31, 2001.

RIVERVIEW BANCORP, INC.
S&P 500 INDEX
NASDAQ BANK INDEX
DOLLARS
350
300
250
200
150
100
50
0
3/31/01
3/31/02
3/31/03
3/31/04
3/31/05
3/31/06

	Period Ended
Index	3/31/01	3/31/02	3/31/03	3/31/04	3/31/05	3/31/06
Riverview Bancorp, Inc.	$100.00	157.21	197.05	241.23	261.28	338.86
S&P 500 Index*	100.00	100.24	75.42	101.91	108.73	121.48
Nasdaq Bank Index*	100.00	123.62	110.41	148.47	153.10	169.44

*Source: Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of any registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.

       Based solely on its review of the copies of such forms it has received and written representations provided to the Company by the above referenced persons, the Company believes that during the fiscal year ended March 31, 2006 all filing requirements applicable to its reporting officers, directors and greater than 10% stockholders were properly and timely complied with, except for one late Form 4 covering one transaction for each of the Company's executive officers and directors in connection with the grant of stock options on March 15, 2006.

TRANSACTIONS WITH MANAGEMENT

       Federal regulations require that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons (unless the loan or extension of credit is made under a benefit program generally available to all other employees and does not give preference to any insider over any other employee) and does not involve more than the normal risk of repayment or present other unfavorable features. The Bank is therefore prohibited from making any new loans or extensions of credit to the Bank's executive officers and directors at different rates or terms than those offered to the general public and has adopted a policy to this effect. The aggregate amount of loans by the Bank to its executive officers and directors was approximately $7,000 at March 31, 2006. These loans (i) were made in the ordinary course of business, (ii) were made on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the time for comparable transactions with the Bank's other customers, and (iii) did not involve more than the normal risk of collectibility or present other unfavorable features when made.

INDEPENDENT AUDITORS

        Deloitte & Touche, LLP served as the Company's independent auditors for the fiscal year ended March 31, 2006. The Audit Committee of the Board of Directors has not made a decision as to its independent auditors for the fiscal year ending March 31, 2007. A representative of Deloitte & Touche, LLP will be present at the Meeting to respond to stockholders' questions and will have the opportunity to make a statement if he or she so desires.

       On August 18, 2005, the Audit Committee of the Company selected Deloitte & Touche LLP to serve as the Company's independent public accountants for the fiscal year ending March 31, 2006. The Company terminated its engagement of McGladrey & Pullen LLP as its independent accountants effective August 17, 2005. The decision to change accountants was approved by the Company's Audit Committee and Board of Directors on August 17, 2005.

       In connection with the audits for the 2005 and 2004 fiscal years and through August 17, 2005, (1) there were no disagreements with McGladrey & Pullen LLP on any matter of accounting principle or practice, financial statement disclosure, auditing scope or procedure, whereby such disagreements, if not resolved to the satisfaction of McGladrey & Pullen LLP, would have caused them to make reference thereto in their report on the financial statements for such years; and (2) there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

       The Company requested that McGladrey & Pullen LLP furnish it with a letter addressed to the SEC, stating whether they agree with the foregoing statements, and if not, stating the respects in which they do not agree. The required letter from McGladrey & Pullen LLP with respect to the above statements made by the Company was filed as an exhibit to the Current Report on Form 8-K filed by the Company on August 22, 2005.

       The reports of McGladrey & Pullen LLP on the Company's financial statements for fiscal years ended March 31, 2005 and 2004 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

       The Company had not consulted with Deloitte & Touche LLP during 2005 or 2004 or the period from April 1, 2005 through August 18, 2005, on either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion Deloitte & Touche LLP might issue on the Company's financial statements.


       The following table sets forth the aggregate fees billed, or expected to be billed, to the Company by Deloitte & Touche LLP for professional services rendered for the fiscal years ended March 31, 2006 and 2005.

	Year Ended March 31,
	2006	2005
Audit Fees	$275,000	$ --
Audit-Related Fees	7,500	--
Tax Fees	6,785	14,995
All Other Fees	--	1,607

        The Audit Committee will establish general guidelines for the permissible scope and nature of any permitted non-audit services to be provided by the independent auditors in connection with its annual review of its Charter. Pre-approval may be granted by action of the full Audit Committee or by delegated authority to one or more members of the Audit Committee. If this authority is delegated, all approved non-audit services will be presented to the Audit Committee at its next meeting. In considering non-audit services, the Audit Committee or its delegate will consider various factors, including but not limited to, whether it would be beneficial to have the service provided by the independent auditors and whether the service could compromise the independence of the independent auditors.

OTHER MATTERS

        The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

MISCELLANEOUS

        The cost of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone without additional compensation.

        The Company's Annual Report to Stockholders, which includes the Company's Annual Report on Form 10-K as filed with the SEC, has been mailed to stockholders as of the close of business on the Voting Record Date. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing to the Corporate Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated herein by reference.

STOCKHOLDER PROPOSALS AND NOMINATIONS

        In order to be eligible for inclusion in the Company's proxy solicitation materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's main office at 900 Washington Street, Suite 900, Vancouver, Washington 98660, no later than February 21, 2007. Any such proposals shall be subject to the requirements of the proxy solicitation rules adopted under the Exchange Act.

       The Company's Articles of Incorporation provide that if a stockholder intends to nominate a candidate for election as a director or submit a stockholder proposal, the stockholder must deliver written notice of his or her intention to the Corporate Secretary of the Company not less than 30 nor more than 60 days prior to the date of a meeting of stockholders; provided, however, that if less than 31 days' notice of the date of the meeting is given or made to stockholders, such written


notice must be delivered to the Corporate Secretary of the Company not later than the close of the tenth day following the day on which notice of the meeting was mailed to stockholders. The notice must set forth certain information specified in the Company's Articles of Incorporation.

                                                                                                        BY ORDER OF THE BOARD OF DIRECTORS

                                                                                                        /s/Phyllis Kreibich

                                                                                                        PHYLLIS KREIBICH
                                                                                                        CORPORATE SECRETARY

Vancouver, Washington
June 20, 2006


REVOCABLE PROXY
RIVERVIEW BANCORP, INC.

ANNUAL MEETING OF STOCKHOLDERS
JULY 12, 2006

        The undersigned hereby appoints the official Proxy Committee of the Board of Directors of Riverview Bancorp, Inc. with full powers of substitution, as attorneys and proxies for the undersigned, to vote all shares of common stock of Riverview Bancorp, Inc. ("Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held at the Riverview Center, 17205 S.E. Mill Plain Boulevard, Vancouver, Washington, on Wednesday, July 12, 2006, at 10:00 a.m., local time, and at any and all adjournments or postponements thereof, as indicated.

VOTE
		FOR	WITHHELD

1.	The election as directors of the nominees listed below,	[ ]	[ ]
each for a three-year term (except as marked to the
contrary below).

Robert K. Leick
Gary R. Douglass

INSTRUCTIONS: To withhold your vote for any
individual nominee, write the nominee's name on
the line below.

2.	In their discretion, upon such other matters as may
properly come before the meeting.

The Board of Directors recommends a vote "FOR" the election of the nominees listed above.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.


THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

        Should the undersigned be present and elect to vote at the Meeting or at any adjournment or postponement thereof and after notification to the Corporate Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

        The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of the Notice of Annual Meeting of Stockholders, a Proxy Statement for the Annual Meeting of Stockholders, and the 2006 Annual Report to Stockholders.

Dated: ___________________, 2006

PRINT NAME OF STOCKHOLDER	PRINT NAME OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER	SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on the enclosed card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, only one signature is required, but each holder should sign, if possible.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.